                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To C. R. Bard, Inc:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement and in the related Prospectus of our report dated January 24, 1996 included in C. R. Bard, Inc.'s Form 10- K for the year ended December 31, 1995 and to all references to our Firm included in the registration statement.



                                                /s/ Arthur Andersen LLP
                                                ARTHUR ANDERSEN LLP


Roseland, New Jersey
November 11, 1996

                                        8